                                                                  EXHIBIT 4.8
                                                                  Execution Copy





________________________________________________________________________________




                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                          Dated as of October 1, 1996

                                     Among

                         BROOKS FIBER PROPERTIES, INC.
                BROOKS FIBER COMMUNICATIONS OF SACRAMENTO, INC.,
                 BROOKS FIBER COMMUNICATIONS OF SAN JOSE, INC.,
                            BFC COMMUNICATIONS, INC.
                      BROOKS FIBER COMMUNICATIONS-LD, INC.
                BROOKS FIBER COMMUNICATIONS OF CALIFORNIA, INC.
               BROOKS FIBER COMMUNICATIONS OF CONNECTICUT, INC.,
               BROOKS FIBER COMMUNICATIONS OF MASSACHUSETTS, INC.
               BROOKS FIBER COMMUNICATIONS OF RHODE ISLAND, INC.
                  BROOKS FIBER COMMUNICATIONS-NORTHEAST, INC.
                 BROOKS FIBER COMMUNICATIONS OF OKLAHOMA, INC.
                          SILICON VALLEY FIBER, L.L.C.

                                      and

                            AT&T CREDIT CORPORATION




______________________________________________________________________________

                               TABLE OF CONTENTS

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ARTICLE I
         PREMISES INCORPORATED BY REFERENCE; CERTAIN REAFFIRMATIONS; DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . .  2

         SECTION 1.01.  Premises Incorporated by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.02.  Reaffirmation of Certain Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.03.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 1.04.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 1.05.  Others Defined in New Jersey Uniform Commercial Code  . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE II
         LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

         SECTION 2.01.  Acknowledgment of Certain Loans; Joint and Several Liability of Parent;
                        Agreement to Lend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

         SECTION 2.02.  Purpose of Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 2.03.  The Amended and Restated Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 2.04.  Interest on Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 2.05.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 2.06.  Default Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 2.07.  Optional Prepayment of Loans; Mandatory Prepayment of Loans . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 2.08.  Payment, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         SECTION 2.09.  Maximum Lawful Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         SECTION 2.10.  Several Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE III
         REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

         SECTION 3.01.  Organization; Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         SECTION 3.02.  Authorization by Loan Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         SECTION 3.03.  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 3.04.  No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 3.05.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 3.06.  Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 3.07.  No Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         SECTION 3.08.  Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 3.09.  Licenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 3.10.  Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 3.11.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 3.13.  Federal Reserve Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

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
         SECTION 3.14.  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 3.15.  Chief Place of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 3.16.  Other Corporate Names   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 3.17.  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 3.18.  Capitalization and Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         SECTION 3.19.  Real Property, Leases and Easements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         SECTION 3.20.  Subsidiaries and Joint Ventures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         SECTION 3.21.  Interest Rate Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         SECTION 3.22.  Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         SECTION 3.23.  No Material Misstatements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE IV
         CONDITIONS FOR LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         SECTION 4.01.  Conditions Precedent to Loan to Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE V
         AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

         SECTION 5.01.  Corporate and Franchise Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         SECTION 5.02.  Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         SECTION 5.03.  Maintenance of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         SECTION 5.04.  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         SECTION 5.05.  Obligations and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         SECTION 5.06.  Financial Statements, Reports, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         SECTION 5.07.  Litigation and Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 5.08.  Mortgages and Landlord Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 5.09.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 5.10.  Access to Premises and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 5.11.  Operation of Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 5.12.  Environmental Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 5.13.  Amendment of Organization Document; Change of Name  . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 5.14.  Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 5.15.  Changes in Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 5.16.  Indenture Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 5.17.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VI
         NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

         SECTION 6.01.  Liens, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         SECTION 6.02.  Mergers, Consolidations and Certain Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . . 33
         SECTION 6.04.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         SECTION 6.05.  Issuances and Sales of Capital Stock of Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 35






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         SECTION 6.06.  Margin Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 6.07.  Permitted Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 6.08.  Disposition of Licenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 6.09.  Transactions with Affiliates and Related Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 6.10.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         SECTION 6.11.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE VII
         COLLATERAL SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

         SECTION 7.01.  Collateral Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 7.02.  Preservation of Collateral and Perfection of Security Interests
                        Therein   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 7.03.  Appointment of Lender as each Obligor's and Parent's
                        Attorney-in-Fact  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE VIII
         EVENTS OF DEFAULT; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

         SECTION 8.01.  Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 8.02.  Termination of Commitment; Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.03.  Waiver of Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.04.  Rights and Remedies Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.05.  Entry Upon Premises and Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.06.  Sale or Other Disposition of Collateral by Lender . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 8.07.  Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 8.08.  Appointment of Receiver or Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 8.09.  Lender Not Liable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 8.10.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE IX
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

         SECTION 9.01.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 9.02.  No Waivers; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 9.03.  Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 9.04.  Expenses; Documentary Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 9.05.  Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 9.06.  Indemnification; Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 9.07.  Survival of Agreements, Representations and Warranties, etc.  . . . . . . . . . . . . . . . . . . . . 47
         SECTION 9.08.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 9.09.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 9.10.  Cover Page, Table of Contents and Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 9.11.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48





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
         SECTION 9.12.  Application of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 9.13.  Marshalling; Payments Set Aside   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 9.14.  SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 9.15.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 9.16.  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         SECTION 9.17.  Entire Agreement, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

                                    EXHIBITS



EXHIBIT A   --  Form of Amended and Restated Note

EXHIBIT B   --  Form of Amended and Restated Parent Pledge and Support Agreement

EXHIBIT C   --  Form of Notice of Borrowing

EXHIBIT D   --  Financials

EXHIBIT E-1 --  Form of Obligor's Secretary's Certificate

EXHIBIT E-2 --  Form of Parent's Secretary's Certificate

EXHIBIT E-3 --  Form of Guarantor's Secretary's Certificate

EXHIBIT F   --  Form of Opinion of Loan Parties'
                Special Counsel

EXHIBIT G   --  Form of Loss Payable Endorsement

EXHIBIT H   --  Form of Landlord Waiver

EXHIBIT I   --  Form of Collateral Assignment of Lease

EXHIBIT J   --  Form of Financial Condition Certificate

                                   SCHEDULES


SCHEDULE 1.03(a)  --  Collateral Assignments of Leases and Licenses

SCHEDULE 1.03(b)  --  Mortgages

SCHEDULE 2.01     --  Existing Loans

SCHEDULE 3.01     --  Jurisdictions of Organization and Good Standing

SCHEDULE 3.02     --  Governmental Consents

SCHEDULE 3.05     --  Pending Litigation

SCHEDULE 3.10     --  Compliance with Laws

SCHEDULE 3.11     --  ERISA

SCHEDULE 3.14     --  Financing Statements Filed Against the Obligors

SCHEDULE 3.15     --  Chief Place of Business

SCHEDULE 3.16     --  Other Corporate Names

SCHEDULE 3.17     --  Insurance

SCHEDULE 3.18     --  Capitalization

SCHEDULE 3.19     --  Real Property, Leases and Easements

SECTION 3.20      --  Subsidiaries and Joint Ventures

SCHEDULE 5.04(d)  --  Additional Insureds

SCHEDULE 7.01     --  Certain Contracts

        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") dated as of October 1, 1996 among BROOKS FIBER PROPERTIES, INC., a Delaware corporation ("Parent"), BROOKS FIBER COMMUNICATIONS OF SACRAMENTO, INC., a Nevada corporation ("SC"), BROOKS FIBER COMMUNICATIONS OF SAN JOSE, INC., a Nevada corporation ("SJ"), BFC COMMUNICATIONS, INC., a Nevada corporation ("BC"), BROOKS FIBER COMMUNICATIONS-LD, INC., a Nevada corporation ("LD"), BROOKS FIBER COMMUNICATIONS OF MASSACHUSETTS, INC., a Delaware corporation ("MA"), BROOKS FIBER COMMUNICATIONS OF CONNECTICUT, INC., a Delaware corporation ("CT"), BROOKS FIBER COMMUNICATIONS OF RHODE ISLAND, INC., a Delaware corporation ("RI"), BROOKS FIBER COMMUNICATIONS OF OKLAHOMA, INC., a Delaware corporation ("OK"), SILICON VALLEY FIBER, L.L.C., a Delaware limited liability company ("SL"); SC, SJ, BC, LD, MA, CT, RI, OK and SL being collectively referred to hereinafter as the "Obligors"), BROOKS FIBER COMMUNICATIONS OF CALIFORNIA, INC., a Delaware corporation ("CA"), BROOKS FIBER COMMUNICATIONS-NORTHEAST, INC., a Delaware corporation ("NE"; CA and NE being collectively referred to hereinafter as the "Guarantors"), and AT&T CREDIT CORPORATION, a Delaware corporation ("Lender").

        WHEREAS, MA, CT, RI, NE and Lender are parties to that certain Loan and Security Agreement dated as of September 30, 1994 (as amended prior to the date hereof, the "Northeast Loan Agreement");

        WHEREAS, SC, BC, LD, SJ, CA and Lender are parties to that certain Loan and Security Agreement dated as of November 15, 1994 (as amended prior to the date hereof, the "California Loan Agreement");

        WHEREAS, OK and Lender are parties to that certain Loan and Security Agreement dated as of June 15, 1995 (as amended prior to the date hereof, the "Oklahoma Loan Agreement");

        WHEREAS, SL and Lender are parties to that certain Loan and Security Agreement dated as of August 29, 1995 (as amended prior to the date hereof, the "Silicon Loan Agreement"; the Northeast Loan Agreement, the California Loan Agreement, the Oklahoma Loan Agreement and the Silicon Loan Agreement being collectively referred to hereinafter as the "Original Loan Agreements");

        WHEREAS, the Parent, the Obligors, the Guarantors and the Lender have agreed to enter into this Agreement in order to (i) amend and restate the Original Loan Agreements in their entirety, and (ii) reaffirm (A) the Obligors' payment obligations to the Lenders and (B) the Obligors' grant of the security interests in substantially all of their assets;

        WHEREAS, the Parent and the Obligors are executing that certain Amended and Restated Promissory Note of even date herewith ("Amended and Restated Note"), payable to the Lender, which Amended and Restated Note (i) re-evidences all of the indebtedness heretofore outstanding under the Original Loan Agreements and the promissory notes executed pursuant thereto (the "Original Notes"), (ii) do not constitute payment or a novation of the Original Notes, and (iii) evidences additional indebtedness of the Parent which may be incurred pursuant to the terms of Section 2.01 of this Agreement; and

        WHEREAS, it is the intent of the parties hereto that this Agreement replace in its entirety the Original Loan Agreements except as specifically set forth herein, and, from and after the date hereof, the Original Loan Agreements shall be of no force or effect except to evidence the terms and conditions under which the Guarantors and the Obligors heretofore have incurred obligations and liabilities to the Lender and the Obligors have granted security interests to the Lender and, it being the intent of the parties hereto that from and after the date hereof such obligations, liabilities and security interests shall be governed by this Agreement and the Amended and Restated Note;

        NOW THEREFORE, the Parent, the Obligors, the Guarantors and the Lender hereby agree as follows:


                                   ARTICLE I
                            PREMISES INCORPORATED BY
                 REFERENCE; CERTAIN REAFFIRMATIONS; DEFINITIONS

        SECTION 1.01. Premises Incorporated by Reference. The premises set forth above are incorporated into this Agreement by this reference thereto and are made a part of this Agreement, and the Lender's rights and remedies pursuant to this Agreement shall hereafter apply to all of the obligations and liabilities of the Guarantors and the Obligors to the Lender incurred pursuant to the Original Loan Agreements.

        SECTION 1.02. Reaffirmation of Certain Documents. (a) Each of CA, NE and SJ agrees that after giving effect to the execution and delivery of this Agreement, the Pledge Agreement to which it is a party remains in full force and effect and constitutes its valid and binding obligation.

        (b) Each of the Guarantors agrees that after giving effect to the execution and delivery of this Agreement, the Guaranty to which it is a party remains in full force and effect, and constitutes its valid and binding obligation. Notwithstanding the execution and delivery of this Agreement, each Guarantor's Guaranty shall remain limited to that portion of the Obligations for which the Obligors which are subsidiaries of such Guarantor on the Funding Date are liable for payment and performance thereof, and the amounts described in clause 2 of paragraph (i) of such Guaranty.

        (c) Each of SC, SJ, BC and LD agree that after giving effect to the execution and delivery of this Agreement, the Contribution Agreement to which it is a party remains in full force and effect, and constitutes its valid and binding obligation.

        (d) Each of CT, MA and RI agree that after giving effect to the execution and delivery of this Agreement, the Contribution Agreement to which it is a party remains in full force and effect, and constitutes its valid and binding obligation.

        SECTION 1.03. Definitions. As used in this Agreement, the following words and terms shall have the meanings specified below:

        "Accounts" shall mean all present and future rights of each Obligor to payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

        "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For purposes of this definition, control of a Person shall mean the power to vote more than twenty-five percent (25%) of the outstanding stock or other ownership interests having ordinary voting power for election of directors (or Persons performing similar functions) of such Person.

        "Amended and Restated Note" shall mean the amended and restated promissory note of the Parent and the Obligors, substantially in the form of Exhibit A attached hereto.

        "Asset Disposition" by any Person, shall mean any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary of the specified Person, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly-Owned Subsidiary of such Person or by such Person to a Wholly-Owned Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Subsidiary of such Person (other than as permitted by the provisions of Section 6.04), (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business (other than as part of a Permitted Investment), or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $2.0 million or more in any 12-month period.

        "Authorization" shall mean any license, permit, authorization, approval or certificate of public convenience and necessity issued to a Loan Party by a Governmental Authority.

        "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Loan Party or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

        "Board of Directors" shall mean either the board of directors of the Parent or any duly authorized committee of that board.

        "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Lender.

        "Business" shall mean (i) with respect to any Obligor, the business of constructing, operating and maintaining such Obligor's System and all operations related thereto or in support thereof, and (ii) with respect to the other Loan Parties, the Telecommunications Business.

        "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in New Jersey or Missouri, on which banks are open for business in New Jersey and Missouri.

        "Capital Lease Obligation" shall mean the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

        "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

        "Change of Control" shall mean, (i) after giving effect to any disposition of Voting Stock of the Parent, a Controlling Interest in fifty percent (50%) or more of the Voting Stock of the Parent is obtained by a Person or Control Group which either has an equity capitalization of less than $2,000,000,000 or is not engaged (without giving effect to the acquisition of any Voting Stock of the Parent) in the telecommunications business, (ii) Parent or an Affiliate of Parent no longer has a Controlling Interest in a Guarantor or an Obligor, or (iii) any Person or Control Group shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Parent such that such nominees, when added to any existing director or directors remaining on the Board of Directors of the Parent after such election who was a nominee of such Person or Control Group (excluding in each case any nominee that is a Continuing Director), shall constitute a majority of the Board of Directors of the Parent.

        "Code" shall have the meaning ascribed to such term in Section 1.03.

        "Collateral" shall mean all property and interests in property now owned or hereafter acquired by each Obligor or Parent in or upon which a security interest, lien or mortgage is granted to Lender by such Obligor or Parent, whether under this Agreement, the Original Loan Agreements or the other Loan Documents.

        "Collateral Assignments of Leases" shall mean the Collateral Assignments of Leases delivered to Lender pursuant to the Original Loan Agreements and listed on Schedule 1.03(a) herein.

        "Collateral Assignment of Licenses" shall mean the Collateral Assignments of License Agreements in the form executed and delivered to Lender pursuant to the Original Loan Agreement and listed on Schedule 1.03(a) hereto.

        "Commitment" shall mean Lender's agreement to lend as set forth in
Section 2.01.

        "Commitment Amount" shall mean $2,755,409.99.

        "Consolidated Capital Ratio" shall mean for any date the ratio of (i) the aggregate consolidated Debt of the Parent then outstanding to (ii) the aggregate consolidated paid-in capital of the Parent as of such date.

        "Consolidated Cash Flow Available for Fixed Charges" shall mean for any period the Consolidated Net Income of the Parent and its Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Parent and its Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Parent and its Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Parent and its Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of the Parent or any Subsidiary of the Parent of options to purchase Capital Stock of the Parent or such Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its stated maturity; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Subsidiary of the Parent (calculated separately for such Subsidiary in the same manner as provided above for the Parent) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Parent or another Subsidiary of the Parent to the extent of such restriction.

        "Consolidated Income Tax Expense" shall mean for any period the aggregate amounts of the provisions for income taxes of the Parent and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" shall mean for any period the interest expense included in a consolidated income statement (excluding interest income) of the Parent and its Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) preferred stock dividends of the Parent and its Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) interest on Debt guaranteed by the Parent and its Subsidiaries; and (vi) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense.

        "Consolidated Net Income" shall mean for any period the net income (or loss) of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Parent or a Subsidiary of the Parent in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Subsidiary of the Parent except to the extent of the amount of dividends or other distributions actually paid to the Parent or a Subsidiary of the Parent by such Person during such period, (c) gains or losses on Asset Dispositions by the Parent or its Subsidiaries, (d) all extraordinary gains and extraordinary losses, determined in accordance with GAAP, (e) the cumulative effect of changes in accounting principles, (f) non-cash gains or losses resulting from fluctuations in currency exchange rates and (g) the tax effect of any of the items described in clauses (a) through (f) above.

        "Consolidated Net Worth" shall mean the stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP less amounts attributable to Disqualified Stock of such Person.

        "Contaminant" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

        "Continuing Director" shall mean as of any date of determination, any member of the Board of Directors of the Parent who (i) was a member of such Board of Directors of the Parent on the Funding Date or (ii) was nominated for election or elected to the Board of Directors of the Parent with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors of the Parent at the time of such nomination or election.

        "Contribution Agreements" shall mean collectively, (i) that certain Contribution Agreement among MA, CT and RI dated as of September 30, 1994 and
(ii) that certain Contribution Agreement among BC, SC, SJ and LD dated as of November 18, 1994.

        "Control Group" shall mean two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Voting Stock of any Loan Party.

        "Controlling Interest" shall mean the power to vote more than 50% of the outstanding stock or other ownership interests having ordinary voting power for election of directors (or Persons performing similar functions) of a Person.

        "Debt" shall mean (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, or (b) any Receivables Sale shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Parent or a Wholly-Owned Subsidiary of the Parent) thereof, excluding amounts representative of yield or interest earned on such investment.

        "Default" shall mean an event which with the giving of notice or lapse of time or both would constitute an Event of Default.

        "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of such Person, any Subsidiary of such Person or the holder thereof, in whole or in part, on or prior to the final "Stated Maturity" of the "Securities" (as such terms are defined in the Indenture), provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Parent to repurchase or redeem such Preferred Stock upon the occurrence of a Change of Control (as such term is defined in the Indenture) occurring prior to the final maturity of the Securities shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Securities in Section 1017 of the Indenture and such Preferred Stock specifically provides that the Parent will not repurchase or redeem any such stock pursuant to such provisions prior to the Parent's repurchase of such Securities as are required to be repurchased pursuant to the provisions of Section 1017 of the Indenture.

        "Easements" shall have the meaning ascribed to such term in Section
3.19.

        "Eligible Institution" shall mean a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's or Moody's Investors Service, Inc. at the time as of which any investment or rollover therein is made.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended.

        "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as any Loan Party, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the IRC) with any Loan Party and (iii) member of the same affiliated service group (within the meaning of section 414(m) of the IRC) as any Loan Party, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

        "Event of Default" shall have the meaning given to such term in Section
8.01 hereof.

        "Existing Loans" shall mean all the loans made to the Obligors pursuant to the Original Loan Agreements, the amounts of which are set forth on Schedule 2.01.

        "FCC" shall mean the Federal Communications Commission or any successor commission or agency having jurisdiction over any Obligor or any System.

        "Financials" shall have the meaning specified in Section 3.03.

        "Funding Date" shall mean November 12, 1996.

        "GAAP" shall have the meaning ascribed to such term in Section 1.02.

        "Government Securities" shall mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not less than one year from the date of Investment therein.

        "Governmental Authority" shall mean any Federal, state, local or other political subdivision thereof or any entity exercising executive, legislative, judicial or administrative functions of or pertaining to government.

        "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Guaranties" shall mean collectively, (i) that certain Guaranty dated as of September 30, 1994 and executed by NE in favor of Lender, and (ii) that certain Guaranty dated as of November 18, 1994 and executed by CA in favor of Lender.

        "Incur" shall mean with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt.

        "Indenture" shall mean that certain Indenture dated as of February 26, 1996 between Parent and The Bank of New York, as Trustee, and relating to Parent's $425,000,000 Senior Discount Notes due March 1, 2006.

        "Interest Rate" shall mean with respect to each Loan, the average offering rate by commercial paper dealers for three month commercial paper of major corporations as quoted in the Eastern Edition of The Wall Street Journal (or its successor publication) (i) in effect two (2) Business Days prior to the making of such Loan with respect to the period commencing on the date of making such Loan and ending on the last day of the calendar quarter in which the date of issuance occurs, and (ii) in effect two (2) Business Days prior to the first day of each subsequent calendar quarter with respect to the period commencing on such first day and ending on the last day of such subsequent calendar quarter, plus, in each case, four percent (4.00%) per annum.

        "Interest Rate or Currency Protection Agreement" of any Person shall mean any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

        "Investment" by any Person shall mean any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of the Parent or any of its Subsidiaries in the ordinary course of business and commercially reasonable extensions of trade credit.

        "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

        "IRS" shall mean the Internal Revenue Service or any successor agency.

        "Joint Venture" shall mean a corporation, partnership or other entity engaged in one or more Telecommunications Businesses in which the Parent owns, directly or indirectly, a 45% or greater interest, with the balance of the ownership interests being held by one or more Strategic Investors.

        "Leased Real Property" shall have the meaning ascribed to such term in
Section 3.19.

        "Lender" shall have the meaning ascribed to such term in the recitals to this Agreement.

        "Lien" shall mean any mortgage, pledge, deed of trust, assignment, deposit, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, but excluding easements, rights of way or similar encumbrances on the real property which are incurred or created in the ordinary course and which do not materially affect the value, use and insurability of title of such real property.

        "Loan" shall mean any Existing Loan made to any Obligor under any Original Loan Agreement or any loan made to Parent under Section 2.01.

        "LLC Agreement" shall mean that certain Limited Liability Company Agreement dated as of August 29, 1995 between SJ and MCImetro.

        "Loan Documents" shall mean this Agreement (including all schedules and exhibits referred to herein), the Amended and Restated Note and all other agreements, instruments and documents, including, without limitation, security agreements, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, and financing statements heretofore, now or hereafter executed by or on behalf of any Loan Party in connection with the transactions contemplated hereby or by the Original Loan Agreements, and delivered to Lender.

        "Loan Party" shall mean any of the Obligors, the Guarantors or the Parent, and "Loan Parties" shall mean all of the foregoing.

        "Marketable Securities" shall mean (i) Government Securities; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Parent) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to Standard & Poor's or "P-1" (or higher) according to Moody's Investor Service, Inc.; (iv) any bankers's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

        "Material Adverse Effect" shall mean with respect to any Person, a material adverse effect upon the condition (financial or otherwise), operations, properties or prospects of such Person, or upon the ability of such Person to perform under the Loan Documents.

        "MCImetro" shall mean MCImetro Access Transmission Services, Inc., a Delaware corporation.

        "Membership Interest" shall mean the membership interests of any class or classes of SL.

        "Mortgages" shall mean (i) the mortgages and deeds of trust in favor of Lender which have been executed on or prior to the date hereof and are described in Schedule 1.03(b) hereto relating to the real property or Easements acquired by each Obligor and used in connection with such Obligor's Business, and (ii) any mortgage or deed of trust on any real property or Easement acquired by each Obligor subsequent to the date hereof and used in connection with such Obligor's Business which in accordance with the terms of this Agreement is to be delivered to Lender by such Obligor as security for the Obligations of such Obligor.

        "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by any Loan Party or an ERISA Affiliate.

        "New Indenture" shall have the meaning ascribed to such term in Section 6.11(vi).

        "Obligations" shall mean all of the payment obligations of the Obligors and Parent, heretofore now or hereafter existing under the Original Loan Agreements, this Agreement or the other Loan Documents to which they are a party, whether for principal, interest, fees, expenses, indemnification or otherwise.

        "Obligor" shall have the meaning ascribed to such term in the recitals to this Agreement.

        "Other Subsidiary" shall mean any Subsidiary of the Parent other than any Guarantor or any Obligor.

        "Parent" shall have the meaning ascribed to such term in the recitals to this Agreement.

        "Parent Pledge Agreement" shall mean that certain Amended and Restated Parent Pledge and Support Agreement in the form of Exhibit B hereto, which, inter alia, amends and restates in their entirety, (i) that certain Parent Pledge and Support Agreement between Parent and Lender dated as of September 30, 1994 and providing for the pledge by Parent to Lender of all of the capital stock of NE, (ii) that certain Parent Pledge and Support Agreement between Parent and Lender dated as of November 18, 1994 and providing for the pledge by Parent to Lender of all of the capital stock of CA, and (iii) that certain Parent Pledge and Support Agreement between Parent and Lender dated as of June 15, 1995 and providing for the pledge by Parent to Lender of all of the capital stock of OK, and provides for the pledge by Parent to Lender of all direct and indirect subsidiaries of Parent, the Voting Stock of which has not previously been pledged to Lender.

        "Payment Date" shall mean following the Funding Date, the last calendar day of March, June, September and December in each calendar year, but if any such date is not a Business Day the next succeeding Business Day.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

        "Permitted Interest Rate or Currency Protection Agreement" of any Person shall mean any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

        "Permitted Investment" shall mean (i) any Investment in a Joint Venture (including the purchase or acquisition of any Capital Stock of a Joint Venture), provided the aggregate amount of all Investments pursuant to this clause (i) in Joint Ventures in which the Parent owns, directly or indirectly, a less than 50% interest shall not exceed $25.0 million, (ii) any Investment in any Person as a result of which such Person becomes an 80% or more owned Subsidiary of the Parent, and (iii) any Investment in Marketable Securities.

        "Permitted Liens" shall have the meaning set forth in Section 6.01.

        "Person" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

        "Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which any Loan Party or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

        "Pledge Agreements" shall mean collectively, (i) that certain Pledge Agreement between NE and Lender dated as of September 30, 1994 and providing for the pledge by NE of all of the outstanding capital stock of MA, CT and RI to Lender, (ii) that certain Pledge Agreement between CA and Lender dated as of November 18, 1994 and providing for the pledge by CA of all of the outstanding capital stock of SC, SJ, BC and LD to Lender, and (iii) that certain LLC Pledge Agreement among SJ, MCImetro and Lender dated as of August 29, 1995 and providing for the pledge by SJ and MCImetro of all of the outstanding Membership Interests of SL to Lender, as amended by that certain Amendment to LLC Pledge Agreement of even date herewith.

        "Preferred Stock" of any Person shall mean Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Prepayment Conditions" shall mean (i) Parent seeks additional financing through the provision of senior secured loans to Parent, (ii) Parent provides Lender or a lending syndicate arranged by Lender the opportunity to provide such financing, it being understood that Parent shall have no obligation to accept any offer to provide such financing from Lender or to keep such opportunity open for a period of more than thirty (30) days after Parent has provided Lender with all material financial and legal information related to such financing, (iii) in order to obtain such senior secured financing from another source, it is necessary for Parent to prepay the Loans in full, and (iv) Parent obtains the senior secured financing it sought from Lender from another financing source on substantially the same terms and conditions or more favorable terms and conditions to Parent than those offered to Lender.

        "Prepayment Premium" shall mean, (i) if all of the Prepayment Conditions have not been satisfied, the percentage of the outstanding principal balance of each Loan set forth below during the period indicated:





         Period                      Percentage

December 31, 1997 through and           4%
  including December 30, 1998





December 31, 1998 through and          2%
  including December 30, 1999

December 31, 1999 through              1%
  December 30, 2000

any time thereafter                    0%;



and (ii) if all of the Prepayment Conditions are satisfied, the percentage of the outstanding principal balance of each Loan set forth below during the period indicated:


         Period                      Percentage

Funding Date through and                 2%
  including December 30, 1997

December 31, 1997 through and            1%
  including December 30, 1999

any time thereafter                      0%





        "PUC" shall mean the public utilities commission, public service commission or other state Governmental Authority with responsibility for telecommunications regulation and having jurisdiction over any Obligor or such Obligor's System.

        "Purchase Money Debt" shall mean Debt of the Parent (including Debt represented by Capital Lease Obligations, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, acquisition or improvement by the Parent or any Subsidiary of the Parent or any Joint Venture of any Telecommunications Assets of the Parent, any Subsidiary of the Parent or any Joint Venture, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

        "Receivables" shall mean receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

        "Receivables Sale" of any Person shall mean any sale of Receivables of such Person (pursuant to an purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

        "Related Person" of any Person shall mean any other Person directly or indirectly owning (a) 5% or more of the outstanding Capital Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the outstanding equity interest in such Person) or (b) 5% or more of the combined outstanding voting power of the Voting Stock of such Person, except that, for purposes of Section 6.09, Related Person means any other Person directly or indirectly owning 10% or more of the combined outstanding voting power of the Voting Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person).

        "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

        "Remedial Action" shall mean actions required by law to (1) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (2) prevent the Release or threat of Release or prevent or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

        "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA, other than the events described in Section 4043(b)(3) or (7) of ERISA.

        "Secured Credit Facility" shall mean Debt outstanding on the Funding Date of Subsidiaries and Joint Ventures of the Parent and other Debt Incurred from time to time pursuant to secured credit agreements or similar facilities made available from time to time to the Parent and its Subsidiaries and Joint Ventures (including, without limitation, the secured lines of credit with Lender and Fleet National Bank), and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

        "Share Exchange" shall mean the exchange by Lender of 65 shares of common stock of NE, 65 shares of common stock of CA, and 65 shares of common stock of OK, which shares are beneficially owned by Lender, for 234, 260 shares of common stock of Parent.

        "Strategic Investor" shall mean a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization, at the time of its initial Investment in the Parent or in a Joint Venture with the Parent, in excess of $2.0 billion.

        "Subsidiary" of any Person shall mean (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. An 80% or more owned Subsidiary of the Parent is (i) a corporation 80% or more of the combined voting power of the outstanding Voting Stock, and more than 80% of the Capital Stock or other ownership interests, of which is owned, directly or indirectly, by the Parent or by one or more other Subsidiaries of the Parent or by the Parent and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which the Parent, or one or more other Subsidiaries of the Parent, directly or indirectly, has at least an 80% ownership interest and power to direct the policies, management and affairs thereof.

        "System" shall mean (i) with respect to CT, the fiber optic alternate access communications systems installed or maintained by CT in Hartford, Connecticut and environs, (ii) with respect to MA, the fiber optic alternate access communications system installed or maintained by MA in Springfield, Massachusetts and environs, (iii) with respect to RI, the fiber optic alternate access communications system installed or maintained by RI in Providence, Rhode Island and environs, (iv) with respect to SC, the fiber optic alternate access communications system installed or maintained by SC in Sacramento, California and environs, (v) with respect to SJ, BC and LD, their respective telecommunications switchless resale operations in the State of California, (vi) with respect to OK, the fiber optic alternate access communications system installed or maintained by OK in Oklahoma City, Oklahoma and environs, and (vii) with respect to SL, the fiber optic alternate access communications system installed or maintained by SL in San Jose, California and environs, each as expanded and developed from time to time, and all replacements, enhancements or additions thereto.

        "Telecommunications Assets" shall mean all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

        "Telecommunications Business" shall mean the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Parent.

        "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Benefit Plan during a plan year in which any Loan Party or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on any Loan Party or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of

ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan.

        "Tulsa" shall mean Brooks Fiber Communications of Tulsa, Inc., a Delaware corporation.

        "Voting Stock" shall mean securities of any class or classes of a corporation or other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        "Wholly-Owned Subsidiary" of any Person shall mean a Subsidiary of such Person, all of the outstanding Voting Stock or other ownership interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

        SECTION 1.04. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis ("GAAP").

        SECTION 1.05. Others Defined in New Jersey Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New Jersey (the "Code") to the extent the same are used or defined therein.


                                   ARTICLE II
                                     LOANS

        SECTION 2.01. Acknowledgment of Certain Loans; Joint and Several Liability of Parent; Agreement to Lend. (a) Lender has made the Existing Loans to the Obligors pursuant to the Original Loan Agreements. Each Obligor acknowledges and agrees that the amount set forth on Schedule 2.01 opposite such Obligor's name correctly states the aggregate outstanding principal balance of all Existing Loans made to such Obligor under the Original Loan Agreement to which such Obligor was a party and that such Obligor remains liable for payment of (i) such Existing Loans together with interest thereon at the rates provided for hereunder and (ii) any other amounts related to such Existing Loans that are payable hereunder. In consideration for Lender agreeing to Parent's request to amend and restate the Original Loan Agreements in their entirety and replace them with this Agreement, Parent agrees to become jointly and severally liable with each Obligor for the repayment of the Existing Loans made to such Obligor together with interest thereon at the rates provided for hereunder and any other amounts related to such Existing Loans that are payable hereunder.

        (b) Subject to the terms and conditions herein and relying upon the representations and warranties of the Loan Parties herein (unless the Commitment of Lender shall have been terminated in accordance with the terms hereof), Lender agrees to make one Loan in the amount of the Commitment Amount on the Funding Date.

        SECTION 2.02. Purpose of Loan. The Loan made to the Parent shall be used by the Parent for general corporate purposes.

        SECTION 2.03. The Amended and Restated Note. All the Loans shall be evidenced by the Amended and Restated Note. Each Loan shall have a scheduled maturity date of December 31, 2003. Each Loan shall bear interest from its date on the outstanding principal balance thereof as set forth in Section 2.04. Lender shall, and is authorized and directed by the Parent and the Obligors to register on Schedule A to the Amended and Restated Note the date, amount, and maturity of each Loan, and to register the date and amount of each payment on each Loan, and such Schedule A shall be conclusive evidence of the amounts owing to Lender with respect to the Loans in the absence of manifest error; provided, however, that the failure of Lender to register any such information on such schedule shall not in any manner affect the obligation of any Obligor to repay any Loan made to it, or for Parent to repay any Loan in accordance with the terms of the Amended and Restated Note.

        SECTION 2.04. Interest on Loans. Subject to the provisions of Section 2.06, each Loan shall bear interest from and after the date hereof at a rate per annum equal to the Interest Rate, computed on the basis of a 360 day year comprised of twelve 30 day months, compounded quarterly.

        SECTION 2.05. Payments. (a) Interest on the Loans shall be payable quarterly in arrears on each Payment Date.

        (b) The aggregate outstanding principal balance of the Loans shall be payable in twenty-four consecutive quarterly installments beginning on March 31, 1998 and continuing on each Payment Day thereafter through and including December 31, 2003. The amount of each principal payment shall be calculated by multiplying the aggregate outstanding principal amount of all Loans on the Funding Date by the percent set forth below corresponding to the applicable payment:

Calendar Year for Payment Dates    % of Aggregate Principal Amount
-------------------------------    -------------------------------
 1998                                           1.25%
 1999                                           2.50%
 2000                                           3.75%
 2001                                           5.00%
 2002                                           6.25%
 2003                                           6.25%

        SECTION 2.06. Default Rate of Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a) with respect to any Loan, the interest rate on all Loans shall be at a rate that is two percent (2%) per annum above the rate of interest otherwise payable on the Loans.

        SECTION 2.07. Optional Prepayment of Loans; Mandatory Prepayment of Loans. (a) Provided that no Event of Default has occurred and is continuing, the Parent and the Obligors (collectively, but not individually) shall have the right upon the provision of sixty days prior written notice to Lender, which notice shall be irrevocable, on any Payment Date occurring on or after December 31, 1997 if the Prepayment Conditions have not been satisfied, and on any Payment Date if the Prepayment Conditions have been satisfied, to prepay the outstanding principal balance of all, but not less than all, of the Loans, together with accrued interest thereon and the aggregate Prepayment Premiums, if any, with respect to all of the Loans. Notwithstanding the provisions of the preceding sentence, in the event that prior to December 31, 1997 any Loan Party intends to engage in a transaction prohibited by Section 6.02 for which Lender shall not have provided its written consent, then upon the provision of sixty days prior written notice to Lender, which notice shall be irrevocable, on any Payment Date, Parent and the Obligors (collectively, but not individually) shall have the right to prepay the outstanding principal balance of all but not less than all of the Loans, together with accrued interest thereon and a prepayment premium of four percent (4%) of the aggregate outstanding principal balance of the Loans.

        (b) Upon the occurrence of a Change of Control specified in clause (i) or clause (iii) of the definition thereof, at the sole option of Lender, the Parent and the Obligors shall prepay the outstanding principal balance of all the Loans, and all other Obligations within thirty days after receipt of notice from Lender requesting such payment, together with accrued interest (but without the Prepayment Premium).

        (c) Upon the occurrence of a Change of Control specified in clause (ii) of the definition thereof, at the sole option of Lender, the Parent shall prepay the outstanding principal balance of all Existing Loans made to Obligors which the Parent no longer has a Controlling Interest in and all other Obligations related to such Existing Loans, together with accrued interest (but without the Prepayment Premium).

        SECTION 2.08. Payment, etc. All payments by the Parent and Obligors hereunder and under the Amended and Restated Note shall be made to Lender by wire transfer or other electronic payment method to such bank accounts as Lender may designate, for the account of Lender in U.S. dollars in immediately available funds by 2:00 p.m., New Jersey time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from the day such Loan is made up to and including the day prior to the date on which such Loan is paid in full.

        SECTION 2.09. Maximum Lawful Interest Rate. Notwithstanding any provision contained herein, the total liability of the Parent and Obligors for payment of interest pursuant hereto and the Amended and Restated Note, including any other charges or other amounts, to the extent such charges and other amounts are deemed to be interest, shall not exceed the maximum amount of such interest permitted by applicable law to be charged, collected, or received from the Parent and the Obligors. If any payments by the Parent or the Obligors include interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, without Prepayment Premium, or if none is due, such excess shall be refunded to the Obligors, as applicable.

        SECTION 2.10. Several Liability. Each Obligor shall be liable only for payment of principal and interest on the Existing Loans made to such Obligor, and its other Obligations, including, without limitation, its joint and several obligations under Sections 9.04 and 9.06. Upon the occurrence and during the continuance of an Event of Default and the exercise of any remedies by Lender hereunder, Lender may apply any portion of an Obligor's Collateral to satisfy any portion of the Obligations of such Obligor to Lender. The Parent shall be liable for payment of all of the Loans and all other Obligations hereunder, and the Lender may apply any portion of the Parent's Collateral to satisfy any portion of the Obligations.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        Each Loan Party represents and warrants to Lender with respect to itself that:

        SECTION 3.01. Organization; Powers. (a) Such Person (i) is a corporation (or in the case of SL, a limited liability company) duly organized, validly existing and in good standing under the laws under which it is organized and (ii) is qualified to do business in the state in which its principal place of business is located, all as set forth on Schedule 3.01 hereto;

        (b) such Person has the power and authority to own its properties, to carry on its Business as now conducted or as presently contemplated and with respect to each Obligor, to operate its System; and

        (c) such Person has the power and authority to execute and deliver and perform this Agreement and the other Loan Documents to which it is a party, and with respect to Parent, to borrow hereunder, and with respect to each Obligor, will have the power to execute and deliver any Mortgages and collateral assignments of leases delivered on or subsequent to the date hereof.

        SECTION 3.02. Authorization by Loan Parties. The execution, delivery and performance of this Agreement and the other Loan Documents to be delivered on or subsequent to the date hereof, and the Loans hereunder:

        (a) have been duly authorized by such Person's Board of Directors or members and, if necessary, such Person's stockholders;

        (b) (1) do not violate (i) any provision of law, (ii) such Person's Articles or Certificate of Incorporation, by-laws, Certificate of Formation or LLC Agreement, as applicable, or (iii) any applicable order of any court or other Governmental Authority, or (2) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which such Person is a party or by which such Person or any of such Person's property is bound;

        (c) do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of such Person other than the Lien granted pursuant to ARTICLE VII hereof;

        (d) constitute legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect; and

        (e) do not, as of the date of execution hereof, require any governmental consent, filing, registration or approval except as set forth on Schedule 3.02.

        SECTION 3.03. Financial Statements. Parent has furnished to Lender the audited consolidated financial statements of the Loan Parties dated as of December 31, 1995, and the unaudited consolidated financial statements of the Loan Parties for the fiscal quarter ended June 30, 1996, which statements are attached hereto as Exhibit D (the "Financials"). The Financials have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and are complete and correct in all material respects. As of the date of the Financials (a) the Financials fairly represent, in accordance with GAAP, the Parent's, the Guarantors' and the Obligors' financial position and results of operations; and (b) there are no omissions from the Financials or any other facts or circumstances not reflected in the Financials which are or may be material according to GAAP.

        SECTION 3.04. No Material Adverse Change. There has been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of such Person since June 30, 1996.

        SECTION 3.05. Litigation. Except as set forth on Schedule 3.05, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of such Person, threatened against or affecting such Person or any property or rights of such Person as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of such Person to carry on business substantially as now being conducted or as presently contemplated or would result in any Material Adverse Effect.

        SECTION 3.06. Tax Returns. Such Person has filed or caused to be filed all Federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which such Person shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

        SECTION 3.07. No Defaults. Such Person is not in default (i) with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency which could have a Material Adverse Effect, or (ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which such Person is a party or by which any of its assets are bound.

        SECTION 3.08. Properties. Such Person has good and marketable title to all its properties and assets and all Collateral is free and clear of all Liens of any nature whatsoever, except Permitted Liens.

        SECTION 3.09. Licenses, etc. Such Person has obtained all Authorizations and approvals required by any Governmental Authority in connection with the operation of such Person's Business other than immaterial municipal business licenses.

        SECTION 3.10. Compliance With Laws. Except as disclosed on Schedule 3.10, the operations of such Person comply in all material respects with all applicable federal, state or local laws and regulations, including environmental, health and safety statutes and regulations. None of the operations of such Person is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation. To the knowledge of such Person, none of the operations of such Person is the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any contaminant into the indoor or outdoor environment. Except as disclosed on Schedule 3.10, such Person has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a

Release of any Contaminant into the indoor or outdoor environment. Such Person has no contingent liability of which such Person has knowledge or reasonably should have knowledge in connection with any Release of any Contaminant into the indoor or outdoor environment.

        SECTION 3.11. ERISA. Neither such Person nor any ERISA Affiliate maintains or contributes to any Plan other than a Plan listed on Schedule 3.11 hereto. Each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under
Section 501(a) of the IRC. Except as disclosed on Schedule 3.11, neither such Person nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither such Person nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or the regulations promulgated thereunder with respect to any Plan which would have a Material Adverse Effect on such Person or any ERISA Affiliate. Neither such Person nor any ERISA Affiliate maintains a Plan which is subject to the minimum funding requirements of Section 302(a)(2) of ERISA and Section 412(a) of the IRC. Neither such Person nor any ERISA Affiliate nor any fiduciary of any Plan has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC. Neither such Person nor any ERISA Affiliate maintains a Benefit Plan or a Multiemployer Plan.

        SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Such Person is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. Such Person is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

        SECTION 3.13.  Federal Reserve Regulations.   Such Person is not engaged
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

        SECTION 3.14. Collateral. The security interest granted by Article VII hereof and accompanying financing statements, when duly filed in the offices and jurisdictions set forth on Schedule 3.14 hereof, create a valid and perfected first priority Lien in and to the Collateral described on such financing statements of each Obligor and Parent, enforceable against other Persons in all jurisdictions securing the payment of the Obligations of such Obligor and of Parent, to the extent such a Lien may be created and perfected by such filing, subject only to Permitted Liens, except as the enforcement thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally.

Upon filing such financing statements, no further action is required to perfect fully the Lien of Lender in the Collateral described in Section 7.01 except as set forth in the Uniform Commercial Code in the applicable jurisdiction with respect to the filing of continuation statements.

        SECTION 3.15. Chief Place of Business. As of the execution hereof, the principal place of business and chief executive office of each of the Obligors is set forth on Schedule 3.15 hereto. If any change in such location occurs, such Obligor shall notify Lender thereof not later than ten days after the occurrence thereof. As of the date of execution hereof, the corporate books and records of each Obligor are located at its chief executive office and all chattel paper and all records of account are located at the principal place of business of such Obligor, and if any change in any such location occurs, such Obligor shall notify Lender thereof not later than ten days after the occurrence thereof.

        SECTION 3.16. Other Corporate Names. Except as set forth on Schedule 3.16, no Obligor has used, or now uses any corporate or fictitious name other than the corporate name shown in such Obligor's Articles or Certificate of Incorporation or Certificate of Formation, as applicable.

        SECTION 3.17. Insurance. Schedule 3.17 contains a description of all insurance which each Loan Party maintains with respect to its business and operations. All of such insurance is in full force and effect.

        SECTION 3.18. Capitalization and Subsidiaries. The capital stock of such Person (other than SL) and of each other Subsidiary of Parent has the classes, par values, authorized shares and outstanding shares set forth on
Schedule 3.18. All of the outstanding shares of capital stock of such Person and of each other Subsidiary (other than SL) are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any pre-emptive or subscription rights. The Membership Interests of SL are as specified in the LLC Agreement. On and after the date hereof, all of the Membership Interests of SL will be duly and validly outstanding and subject to the capital contribution requirements set forth in the LLC Agreement, and none of such Membership Interests will have been issued in violation of, or be subject to, any preemptive or subscription rights. Except as set forth on
Schedule 3.18, there are no: (A) outstanding shares of capital stock or other securities convertible into or exchangeable for equity securities of such Person or such other Subsidiary, or (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which such Person or other Subsidiary may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any equity securities of such Person. The ownership interests in such Person are as indicated on Exhibit A to the Pledge Agreements and the Parent Pledge Agreement.

        SECTION 3.19.  Real Property, Leases and Easements.  Set forth on
Schedule 3.19 is a list of (i) all real property leased by each Obligor (the "Leased Real Property") and (ii) all material easements, rights of way, licenses and similar rights with respect to real property granted to the Obligors (the "Easements"). Except as set forth in Schedule 3.19, each Obligor's interests in the Leased Real Property and the Easements are sufficient in order for such Obligor to conduct its Business and operations as presently conducted.

        SECTION 3.20.  Subsidiaries and Joint Ventures.  Set forth on Schedule
3.20 is a list of each Subsidiary and Joint Venture of Parent, the state in which each such Subsidiary or Joint Venture is organized and is in good standing and the states in which it is in good standing as a foreign corporation.

        SECTION 3.21. Interest Rate Protection. The Parent and the Obligors have entered into the following interest rate protection arrangements:

        (1) Interest rate cap for $253,000 premium with NationsBank of North Carolina, N.A., dated October 7, 1994 and providing for payments to Parent beginning January 1, 1997 and continuing on a quarterly basis until October 1, 2001 in event LIBOR exceeds 7.25% per annum with respect to an initial notional amount of $4,751,771, declining over time to $2,613,474.

        (2) Interest rate cap for $314,000 premium with NationsBank of North Carolina, N.A., dated December 22, 1994 and providing for payment to Parent beginning April 1, 1997 and continuing on a quarterly basis until January 2, 2002 in event LIBOR exceeds 7.50% per annum with respect to an initial notional amount of $7,310,417, declining over time to $4,020,730.

        (3) Interest rate cap for $944,000 premium with The Boatmen's National Bank of St. Louis dated January 3, 1995 and providing for payments to SC, SJ, BC and LD beginning January 2, 1997 and continuing on a quarterly basis until January 2, 2002 in event LIBOR exceeds 7.50% per annum with respect to a notional amount of $23,241,035, declining over time to $12,782,570.

        SECTION 3.22. Indenture. No "Event of Default" (as defined in the Indenture) or event which with the giving of notice or passage of time, or both, would constitute an Event of Default, has occurred and is continuing.

        SECTION 3.23. No Material Misstatements. No report, financial statement, exhibit or schedule furnished by or on behalf of such Person to Lender in connection with the negotiation of this Agreement, the Original Loan Agreements and the other Loan Documents or included herein or therein, nor any other information required to be furnished hereby or thereby, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.


                                   ARTICLE IV
                              CONDITIONS FOR LOAN

        The obligation of Lender to make the Loan to Parent on the Funding Date is subject to the accuracy in all respects, as of the Funding Date, of the representations and warranties contained in Article III and the other Loan Documents, to the performance by the Loan Parties of their obligations to be performed hereunder on or before the Funding Date and to the satisfaction of the following further conditions:

        SECTION 4.01. Conditions Precedent to Loan to Parent. (a) All then applicable legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to counsel for Lender.

        (b) Lender shall have received a Notice of Borrowing from the Parent in the form of Exhibit C hereto.

        (c)  Lender shall have received the Financials.

        (d) Lender shall have received certificates substantially in the forms of Exhibit E-1, E-2 and E-3 hereto, dated the Funding Date, of the secretaries of the Loan Parties, certifying (i) the names and true signatures of the officers authorized to sign each Loan Document to which each such Loan Party is a party, (ii) the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated by the Loan Documents to which each is a party, (iii) each Loan Party's by-laws or comparable governing documents as applicable, and (iv) solely with respect to the Parent, the accuracy and completeness of the Indenture and any Guarantees issued in connection therewith, copies of which are attached thereto.

        (e) Lender shall have received the favorable written opinions of special counsel for the Loan Parties dated the Funding Date, addressed to Lender and satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel for Lender, which opinions shall be substantially in the form of Exhibit F attached hereto.

        (f) Lender shall have received (i) the Amended and Restated Parent Pledge and Support Agreement executed by Parent and Lender, (ii) stock certificates and undated stock powers duly executed in blank for the shares of capital stock of SC previously owned by MCImetro, and (iii) an amendment to the LLC Pledge Agreement dated as of August 29, 1995 between SJ and Lender.

        (g) Lender shall have received certificates of appropriate public officials dated not more than 30 days prior to the Funding Date, as to the legal existence or qualification, and good standing of each of the Loan Parties, from the state in which each such Person is organized and from the state in which it has its principal place of business.

        (h) Lender shall have received the Loan Parties' Articles or Certificate of Incorporation or Certificate of Formation, as amended, modified or supplemented to the Funding Date, certified to be true, correct and complete by the Secretary of State of the state in which such Person is organized.

        (i) Lender shall have received satisfactory evidence that its security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens.

        (j) Lender shall have received loss payable endorsements substantially in the form of Exhibit G attached hereto with respect to the insurance policies relating to the Collateral, and insurance certificates from nationally recognized insurance brokers with respect to such insurance policies.

        (k) On the Funding Date and after giving effect to such Loan, there shall have been no event resulting in a Material Adverse Effect on any Loan Party since June 30, 1996.

        (l)  The Share Exchange shall have been consummated.

        (m) Lender shall have received satisfactory evidence that the Authorizations and approvals referred to in Section 3.09 have been received by each Obligor or that none are required.

        (n) Lender shall have received a pledge of the stock certificates together with undated stock powers executed in blank for the shares of capital stock of RI previously owned by Westminister Telcom Investors, Inc.

        (o) Lender shall have satisfactorily completed its due diligence review of the Businesses, the Systems and the officers and directors of the Loan Parties.

        (p) Lender shall have received a financial condition certificate from the Parent in the form of Exhibit J hereto, duly executed and delivered by the Parent.

        (q)  The representations and warranties of each Loan Party set forth in
Article III or in any other Loan Document shall be true and correct in all material respects on and as of the Funding Date with the same effect as though such representations and warranties had been made on and as of the Funding Date.

        (r) On the Funding Date, and after giving effect to such Loan, each Loan Party shall be in compliance with all the terms and provisions set forth herein or in any other Loan Document to which it is a party on its part to be observed or performed, and neither any Event of Default nor any Default, shall have occurred and be continuing.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

        Each of the Loan Parties covenants and agrees with Lender that so long as the Agreement shall remain in effect or any Obligations hereunder or under any of the other Loan Documents are unpaid:

        SECTION 5.01. Corporate and Franchise Existence. Such Loan Party shall, and shall cause each of its Subsidiaries to, (i) preserve and maintain its corporate or limited liability company existence, as applicable, and its rights, franchises and privileges in its jurisdiction of its organization, and in all other jurisdictions in which such qualification is necessary in view of its Business and operations and property and, (ii) preserve, protect and keep in full force and effect its Authorizations and its approvals described in Section
3.09 that are necessary for its Business, and do all other things necessary for its Business.

        SECTION 5.02. Compliance with Laws, Etc. Such Loan Party shall comply with all laws and regulations applicable to it and all material contractual obligations applicable to it.

        SECTION 5.03. Maintenance of Properties. Such Loan Party shall at all times maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with prudent industry practices and sound business judgment and with respect to the maintenance of machinery and equipment, in compliance with applicable government regulations, manufacturers' warranty requests and any licensing requirements.

        SECTION 5.04. Insurance. Such Loan Party shall at its own expense, with insurers and with maximum deductibles satisfactory to Lender (the deductibles set forth on Schedule 3.17 are acceptable to Lender):

        (a) keep its insurable properties, including the Equipment, Leased Real Property and other tangible Collateral, adequately insured on an all-risk basis for the full replacement value thereof at all times (the insurance described on Schedule 3.17 is deemed adequate by Lender);

        (b) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by such Loan Party, in such amount as Lender shall reasonably deem necessary (the amounts set forth on Schedule 3.17 are acceptable to Lender);

        (c) maintain such other insurance to such extent and against such risks, including against business interruptions, fire and other risks insured against by extended coverage, as is satisfactory to Lender (the other insurance described on Schedule 3.17 is satisfactory to Lender);

        (d) cause each insurance policy pertaining to the Collateral to (i) name Lender and its Affiliates listed on Schedule 5.04(d) (all of the foregoing are hereinafter referred to as the "Additional Insureds") as an "additional insured" if such policy is a liability policy, (ii) name each of the Additional Insureds as a "loss payee" and include a standard lender's loss payable endorsement in favor of each of the Additional Insureds substantially in the form of Exhibit G if such policy is a property insurance policy, (iii) provide that Lender shall be notified in writing of any proposed cancellation or modification of such policy at least thirty (30) days in advance of such proposed cancellation or modification with the opportunity to correct any deficiencies justifying such proposed cancellation or modification, (iv) provide that all insurance proceeds for losses of any Additional Insured shall be payable to such Additional Insured regardless of any omission or breach by such Loan Party, (v) waive any right of subrogation of the insurers against the Additional Insureds and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of such Loan Party, and (vi) provide that such insurance shall be primary insurance, that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage and expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of such Loan Party), shall operate in the same manner as if there were a separate policy covering each insured; and

        (e) on or prior to the renewal date of each policy deliver to Lender copies of all policies or broker's certificates and loss payable endorsements issued by such Loan Party's insurers in respect of all policies and endorsements, as renewed. Each such policy, certificate and endorsement shall be accompanied by a statement from such Loan Party's insurance broker or insurance agent stating whether, in the opinion of such broker or agent, such policies comply with the requirements of this Section 5.04, that all premiums due thereon have been paid and that upon the renewal date, such policy shall be in full force and effect.

        SECTION 5.05. Obligations and Taxes. Such Loan Party shall pay all of its Debt promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that such Loan Party shall not be required to pay and discharge or to cause to be paid and discharged any such Debt, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and such Loan Party shall set aside on its books such reserves as are required by GAAP with respect to any such Debt, tax, assessment, charge, levy or claim so contested.

        SECTION 5.06. Financial Statements, Reports, etc. The Loan Parties shall furnish to Lender:

        (a) within ninety (90) days after the end of each fiscal year of the Loan Parties, annual consolidated and consolidating financial statements for the Loan Parties, including the balance sheets and statements of operations, stockholders' equity and cash flows, for such fiscal year, which consolidated financial statements of Guarantors and the Parent shall have been audited by KPMG Peat Marwick LLP or other independent certified public accountants satisfactory to Lender, and shall be prepared in accordance with GAAP, and accompanied by such independent certified public accountant's unqualified opinion;

        (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, consolidated financial statements for Parent as of the end of each such quarter and for the then elapsed portion of the fiscal year;

        (c) concurrently with (a) and (b) above, a certificate of the Loan Parties' independent certified public accountant or the Loan Parties' chief financial officers, as applicable, to the effect that the financial statements referred to in clause (a) or (b) above, present fairly the financial position and results of operations of the applicable Loan Party, and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments except for the statements referred to in clause (a) above;

        (d) all material agreements or licenses affecting the Authorizations or the Systems promptly after any execution, or material amendment thereto;

        (e) promptly upon their becoming available, copies of any material periodic or special documents, statements or other information filed by any Loan Party with the FCC, any PUC or with any other Governmental Authority in connection with the construction and/or operation of any System or with respect to the transactions contemplated by any of the Loan Documents, and copies of any material notices and other material communications from the FCC, any PUC or from any other federal, state or local Governmental Authority;

        (f) promptly after any officer who is a vice president or an officer of higher authority of the Parent obtains knowledge of any condition or event (i) which either constitutes an Event of Default or a Default, or (ii) which renders any representation, covenant or warranty contained herein materially false or misleading, a certificate signed by an authorized officer of such Loan Party specifying in reasonable detail the nature and period of existence thereof and what corrective action such Loan Party has taken or proposes to take with respect thereto;

        (g) within ninety (90) days after the end of each fiscal year of the Loan Parties, a certificate signed by an authorized officer of the Parent, stating that there does not exist any condition or event which either constitutes an Event of Default or a Default;

        (h) within sixty (60) days after the end of each fiscal year of the Loan Parties, a certificate signed by an authorized officer of the Parent setting forth all the Leased Real Property, Easements, licenses, rights of way and other similar interests in real property acquired by any Obligor in the preceding year;

        (i) evidence in the manner set forth in Section 5.04(e) of insurance complying with Section 5.04;

        (j) within thirty (30) days after the beginning of each fiscal year of the Loan Parties, an operating budget for the Loan Parties for such fiscal year;

        (k) within five (5) days after receipt or transmittal thereof, any notices received by the Parent pursuant to the Indenture and any notices transmitted by the Parent pursuant to the Indenture; and

        (l) promptly from time to time such other information regarding the operations, business affairs and condition (financial or otherwise) of the Loan Parties or the Businesses as Lender may reasonably request.

        SECTION 5.07. Litigation and Other Notices. Each Loan Party shall give Lender prompt written notice of the following: (a) all Events of Default or Defaults; (b) any levy, attachment, execution or other process against any of the material property or assets, real or personal, of any Loan Party; (c) the filing or commencement of any action, suit or proceeding against any Loan Party by or before any court or any Governmental Authority which, if adversely determined against such Loan Party, such Loan Party reasonably believes would materially impair the right of such Loan Party to carry on its Business substantially as now conducted or contemplated or result in a Material Adverse Effect; (d) any material notice, letter or other correspondence, oral inquiry, communication or request of any kind from the FCC or any PUC relating to any Authorizations or any Systems; and (e) any matter which has resulted in, or which any Loan Party reasonably believes will result in, a Material Adverse Effect.

        SECTION 5.08. Mortgages and Landlord Consents. As security for its Obligations, each Obligor (a) shall promptly execute and deliver to Lender mortgages in favor of Lender with respect to any real property purchased by such Obligor, together with lender's title policies for such real property satisfactory to Lender, and (b) upon Lender's prior written request, shall promptly execute and deliver to Lender collateral assignments of lease and shall use its best efforts to promptly deliver the appropriate consents and landlord waivers, from the applicable landlords, in each case, satisfactory to Lender with respect to any Leased Real Property.

        SECTION 5.09. ERISA. Each Loan Party shall comply in all material respects with the applicable provisions of ERISA and furnish to Lender, (i) as soon as possible, and in any event within thirty (30) days after such Loan Party or any officer thereof knows or has reason to know that any Reportable Event with respect to any Plan has occurred or any Termination Event has occurred, a statement of an officer of such Loan Party setting forth details as to such Reportable Event or Termination Event and the corrective action that such Loan Party proposes to take with respect thereto, together with a copy of the notice of any such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice such Loan Party may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

        SECTION 5.10. Access to Premises and Records. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit representatives of Lender to have access to such Loan Party's books and records and to the Collateral and the premises of such Loan Party at reasonable times on any Business Day and upon reasonable notice and to make such excerpts from such records as such representatives may reasonably deem necessary and to inspect the Collateral.

        SECTION 5.11. Operation of Systems. Each Obligor shall equip, operate and expand its System substantially in accordance with prudent industry standards.

        SECTION 5.12. Environmental Notices. If any Loan Party shall (a) receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by such Loan Party, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Loan Party alleging violations of any federal, state or local environmental law or regulation or requiring such Loan Party to take any action in connection with any Release of any Contaminant into the indoor or outdoor environment, or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that such Loan Party may be liable or responsible for costs associated with a response to or cleanup of a Release of any Contaminant into the indoor or outdoor environment or any damages caused thereby, such Loan Party shall provide Lender with a copy of such notice within five (5) Business Days of such Loan Party's receipt thereof. Within five (5) Business Days of such Loan Party having learned of the enactment or promulgation of any federal, state or local environmental law or regulation which may result in any Material Adverse Effect, such Loan Party shall provide Lender with notice thereof.

        SECTION 5.13.  Amendment of Organization Document; Change of Name.
Each Obligor shall notify Lender of (i) any amendment to its Articles or Certificate of Incorporation, Certificate of Formation or LLC Agreement, as applicable, within ten days of the occurrence of any such event, and provide Lender with copies of any amendments certified by the secretary of such Obligor and of all other relevant documentation, and (ii) the use by such Obligor of any corporate or fictitious name other than as indicated in its Articles or Certificate of Incorporation or Certificate of Formation or as disclosed on
Schedule 3.16, within ten days after the first use thereof.   Each Obligor
shall promptly deliver to Lender such financing statements executed by such Obligor which Lender may request as a result of any such amendment or use of new name which might require the filing of such financing statements.

        SECTION 5.14. Pledge Agreement. Each Obligor and Guarantor shall require each Person which becomes a shareholder of such Obligor or Guarantor after the Funding Date to execute and deliver a Pledge Agreement to Lender.

        SECTION 5.15. Changes in Regulation. Each Loan Party shall keep Lender informed on a timely basis as to (and shall respond on a timely basis to all requests by Lender for information with respect to) all actual changes in regulation of the Loan Parties or the Businesses of which it is aware, and which could result in a Material Adverse Effect on any Loan Party by any Federal, state or local authority, whether such changes are effected because of the expansion of the properties, operations or Business of any Loan Party or by effect of statutes, regulations, official interpretations thereof, judicial decisions, orders or by consensual action between any Loan Party and any regulatory authority. In the event that Lender determines in its reasonable good faith discretion that any of such actual changes have or are reasonably likely to have a Material Adverse Effect on Lender or any Affiliate of Lender under the Loan Documents (including, without limitation, the security interests provided to Lender under the Loan Documents), the Loan Parties shall cooperate in good faith to restructure, each at its own cost and expense (unless an Event of Default has occurred and is continuing, in which event such restructuring shall be at the sole cost and expense of the Loan Parties) the terms and provisions set forth in the Loan Documents and the structure of the financing provided under the Loan Documents so as to minimize or avoid the adverse effects to Lender or any Affiliate of Lender of such actual changes.

        SECTION 5.16. Indenture Compliance. Parent shall comply with the terms of the Indenture.

        SECTION 5.17. Further Assurances. The Loan Parties agree to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers and instruments, at the Loan Parties' expense, as Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto Lender its rights, powers and remedies hereunder and thereunder.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

        Each of the Loan Parties covenants and agrees with Lender that so long as this Agreement shall remain in effect or the Obligations hereunder or under any of the Loan Documents shall be unpaid, without the prior written consent of
Lender:

        SECTION 6.01. Liens, etc. No Loan Party shall Incur, or suffer to exist, directly or indirectly, any Lien upon or with respect to any of its properties or the Collateral, now owned or hereafter acquired, or upon any proceeds, products, issues, income or profits therefrom except for the following "Permitted Liens":

            (i)  Liens granted pursuant to the Loan Documents;

            (ii) Liens for taxes, assessments or governmental charges or levies on property of any Loan Party if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings;

            (iii) Liens imposed by law, such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of business with respect to obligations not more than sixty days past due unless with respect to the underlying obligation demand for payment has been made or enforcement action has been taken on or after the applicable due date prior to the expiration of such sixty day period, in which case such Liens must be discharged at the time demand is made or enforcement action has been taken, or which are being contested in good faith by appropriate proceedings;

            (iv) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA;

            (v) Liens on cash to secure the performance of bids, tenders, contracts, leases permitted under the terms of this Agreement, public or statutory obligations, surety, stay appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of the Business of Parent or of any Subsidiary of Parent;

            (vi)  Liens with respect to judgments but only to the extent that
       (a) any such judgment does not constitute an Event of Default pursuant to
       Section 8.01(m), and (b) no such Lien is prior to any of the Liens granted pursuant to the Loan Documents;

            (vii) Purchase money Liens securing Purchase Money Debt permitted by Section 6.11, but only to the extent such Liens attach solely to the assets financed by such Purchase Money Debt;

            (viii) Liens securing obligations under a Secured Credit Facility, provided that no Person other than Lender may be granted a Lien on any assets of any Loan Party; and

            (ix) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (vii) and (viii), so long as such Lien does not extend to any other property and the principal amount of Debt so secured does not violate the provisions of Section 6.11.

        SECTION 6.02. Mergers, Consolidations and Certain Sales of Assets. No Loan Party shall consolidate with or merge into any other Person, or sell, lease, transfer or otherwise dispose of any of its assets, except for (a) sales of inventory in the ordinary course of business, (b) any sale, lease, transfer or other disposition of assets no longer used or useful in the conduct of its business, or (c) any consolidation or merger by an Obligor with another Obligor or such Obligor's Guarantor.

        SECTION 6.03 Indenture. The Parent shall not make any material amendments to the Indenture or any New Indenture permitted under Section 6.11
(vi) that would result in the terms and provisions thereof being less favorable to the Parent than the terms and conditions in effect on the Funding Date or the date on which such New Indenture is entered into, as applicable, including, without limitation, increasing the interest rate payable thereunder, accelerating the amortization or maturity of any Debt thereunder, increasing the principal amount of Debt thereunder, or granting Liens for the benefit of the holders of the Debt incurred thereunder.

        SECTION 6.04. Restricted Payments. (a) The Parent (i) shall not, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to acquire its Capital Stock, (ii) shall not, and shall not permit any other Loan Party to, purchase, redeem, or otherwise retire or acquire for value (a) any Capital Stock of the Parent or any Related Person of the Parent (other than a permitted refinancing) or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Parent or any Related Person of the Parent or any securities convertible or exchangeable into shares of Capital Stock of the Parent or any Related Person of the Parent (other than a permitted refinancing), and (iii) shall not make, or permit any other Loan Party to make, any Investment in, or payment on a Guarantee permitted to be Incurred pursuant to Section 6.11 of any obligation of, any Affiliate or any Related Person, other than the Parent or an 80% or more owned Subsidiary of the Parent which is an 80% or more owned Subsidiary prior to such Investment, and which Subsidiary (other than a Wholly-Owned Subsidiary) was not established or formed in anticipation or in furtherance of such Investment except for Permitted Investments; provided, however, that the Parent or any other Loan Party may make any payment or distribution described in clauses (i) through (iii) above with the aggregate net proceeds received after February 26, 1996, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Lender), as capital contributions to the Parent or from the issuance (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Parent and warrants, rights or options on Capital Stock of the Parent and the principal amount of Debt of the Parent that has been converted into Capital Stock (other than Disqualified Stock and other than by a Subsidiary) of the Parent after February 26, 1996.

        (b) Notwithstanding the foregoing, (i) the Parent may pay any dividend on Capital Stock of any class of the Parent within 60 days after the declaration thereof if, on the date when the dividend was declared, the Parent could have paid such dividend in accordance with the foregoing provisions, (ii) the Parent may repurchase any shares of its Capital Stock or options to acquire its Capital Stock from Persons who were formerly directors, officers or employees of the Parent or any of its Subsidiaries, provided that the aggregate amount of all such repurchases made pursuant to this clause (ii) shall not exceed $2.0 million, plus the aggregate cash proceeds received by the Parent since the Funding Date from issuances of its Capital Stock or options to acquire its Capital Stock to directors, officers and employees of the Parent or any of its Subsidiaries, (iii) the Parent and its Subsidiaries may refinance any Debt otherwise permitted by clause (iv) of the second paragraph of Section 6.11, and (iv) the Parent and its Subsidiaries may retire or repurchase any Capital Stock of the Parent or of any Subsidiary of the Parent in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a

Subsidiary of the Parent) of, Capital Stock (other than Disqualified Stock and other than by a Subsidiary) of the Parent.

        SECTION 6.05. Issuances and Sales of Capital Stock of Subsidiaries. No Loan Party shall issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Loan Party (other than Parent) or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Loan Party (other than Parent) to any Person other than the Parent or a Wholly-Owned Subsidiary of the Parent, provided that Lender continues to have a first priority perfected security interest in all such Capital Stock.

        SECTION 6.06. Margin Regulation. No Loan Party shall use or permit any other Person to use any portion of the proceeds of any credit extended under this Agreement in any manner which might cause the extension of credit made by Lender or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended from time to time, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

        SECTION 6.07. Permitted Activities. No Loan Party shall engage in any business or activity other than the operation of its Business.

        SECTION 6.08. Disposition of Licenses, etc. No Loan Party shall sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any governmental authorizations, licenses, permits or approvals (including, without limitation, any Authorizations) necessary or appropriate for the operation of its Business.

        SECTION 6.09. Transactions with Affiliates and Related Persons. No Loan Party shall directly or indirectly, enter into any transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate or Related Person, except in the ordinary course of and pursuant to reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than such would obtain in a comparable arm's length transaction with an unaffiliated Person, and except that the Loan Parties may engage in intercompany transactions to the same extent that other Persons similarly structured and in similar businesses so engage in such transactions, but in no event shall any Loan Party or Subsidiary obtain a Lien on the assets of any other Loan Party.

        SECTION 6.10.  ERISA. No Loan Party shall:

        (A) engage, or permit any ERISA Affiliate to engage in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor;

        (B) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived;

        (C) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

        (D) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan if such termination would have a Material Adverse Effect on any Loan Party under Title IV of ERISA;

        (E) fail to make any contribution or payment to any Multiemployer Plan which any Loan Party or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

        (F) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that any Loan Party is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

        (G) fail, or permit any ERISA Affiliate to fail, to pay any required installment under Section 412 of the IRC on or before the due date for such installment or other payment.

        SECTION 6.11. Indebtedness. The Parent shall not, and shall not permit any Subsidiary of the Parent to, incur or suffer to exist any Debt unless either (a) the ratio of (i) the aggregate consolidated principal amount of Debt of the Parent outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for such four-quarter periods ending on or prior to December 31, 1999 and 5.0 to 1.0 for such periods ending thereafter, or (b) the Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

        Notwithstanding the foregoing limitation, the Parent and any Subsidiary may Incur the following:

            (i) The Obligations and (except for the Obligors and the Guarantors) Debt under other Secured Credit Facilities and any renewals, extensions, refinancings or refundings thereof, provided that the aggregate principal amount of the sum of the Obligations and such Debt and any renewals, extensions, refinancings or refundings thereof, shall not at any time exceed $160 million;

            (ii) Purchase Money Debt, which is incurred for the construction, acquisition and improvement of Telecommunications Assets, provided that the amount of such Purchase Money Debt does not exceed 80% of the cost of the construction, acquisition or improvement of the applicable Telecommunications Assets;

            (iii) Debt owed by the Parent to any Wholly-Owned Subsidiary of the Parent or Debt owed by a Subsidiary of the Parent to the Parent or a Wholly-Owned Subsidiary of the Parent, provided, however, that any such Debt shall be subordinate to the payment and performance of the Obligations and any instrument and the books and records evidencing such Debt shall expressly refer to such subordination, and no Loan Party shall, and Parent shall not permit any of its Subsidiaries to, accept any payments on any Debt described in this clause (iii) at any time after Lender has notified Parent of the occurrence of an Event of Default until such time as such Event of Default has been cured to the satisfaction of the Lender or has been waived in writing by the Lender;

            (iv) Debt Incurred to renew, extend, refinance or refund (each, a "refinancing") Purchase Money Debt described in clause (ii) of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Parent as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Parent incurred in connection with such refinancings; provided that, the amortization of any such Debt shall not be faster than the amortization of the Debt being refinanced and the interest rate payable with respect thereto shall not be higher than the interest rate payable with respect to the Debt being refinanced;

            (v) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

            (vi) Debt incurred pursuant to the Indenture, any supplemental indenture thereunder, any indenture entered into after the date hereof, and any other agreement, instrument or document evidencing a renewal, extension, refinancing or refunding of any of the foregoing (each such supplemental indenture, indenture, agreement, instrument or document, other than the Indenture, a "New Indenture"), provided, however, that any New Indenture shall (a) contain covenants substantially similar to, but in no case more restrictive than, those in the Indenture, (b) not have a scheduled maturity date for any payment of principal thereunder prior to March 1, 2006, and (c) not grant any Liens for the benefit of the holders of the Debt incurred thereunder; and

            (vii) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (vi) above, which, together with any other outstanding Debt Incurred pursuant to this clause (vii), has an aggregate principal amount not in excess of $10 million at any time outstanding.

Notwithstanding the foregoing, any Other Subsidiary may incur any Debt not prohibited by Section 1008 or 1009 of the Indenture.



                                  ARTICLE VII
                              COLLATERAL SECURITY

        SECTION 7.01. Collateral Security. Each of the Obligors and Parent hereby grants to Lender to secure payment and performance of all the Obligations of such Obligor or Parent, to the extent permitted by applicable law and the contracts described on Schedule 7.01, a right of setoff against and a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by such Obligor or Parent and wheresoever located: (i) Accounts, contract rights, general intangibles (excluding the Capital Stock of Tulsa), tax refunds, chattel paper, instruments, notes, letters of credit, documents, documents of title, and the Authorizations and the other approvals described in Section 3.09; (ii) inventory; (iii) machinery, equipment and fixtures, including without limitation, fiber optic and other cables, cable laying and repair equipment, connecting equipment, microwave equipment and transmission facilities; (iv) all of such Obligor's or Parent's now owned or hereafter acquired monies, and any and all other property and interests in property of such Obligor or Parent now or hereafter coming into the actual possession, custody or control of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (v) all of such Obligor's or Parent's leasehold interests in any real property, all of such Obligor's licenses, easements and rights of way with respect to real property; (vi) all insurance proceeds of or relating to any of the foregoing; (vii) all of such Obligor's or Parent's books and records relating to any of the foregoing; and (ix) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing. Each of the Obligors reaffirms the security interests granted to Lender under the Original Loan Agreement to which such Obligor was a party.

        SECTION 7.02. Preservation of Collateral and Perfection of Security Interests Therein. Each of the Obligors and Parent shall execute and deliver to Lender, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Lender, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by such

Obligor or Parent to Lender or to otherwise protect and preserve the Collateral and Lender's security interest therein or to enforce Lender's security interests in the Collateral. Should such Obligor or Parent fail to do so, Lender is authorized to sign any such financing statements as such Obligor's or Parent's agent. Each of the Obligors and Parent further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

        SECTION 7.03. Appointment of Lender as each Obligor's and Parent's Attorney-in-Fact. Each of the Obligors and Parent hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as such Obligor's or Parent's true and lawful attorney-in-fact, and authorizes Lender, in such Obligor's, Parent's or Lender's name, to, following the occurrence of an Event of Default: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of such Obligor's or Parent's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Obligor's or Parent's name on any proof of claim in bankruptcy or other similar document against an account debtor of such Obligor or Parent; (viii) notify the post office authorities to change the address for delivery of such Obligor's or Parent's mail to an address designated by Lender, and open and deal with all mail addressed to such Obligor or Parent; (ix) do all acts and things which are necessary, in Lender's sole discretion, to fulfill such Obligor's or Parent's obligations under this Agreement; (x) take control in any manner of any item of payment or proceeds thereof; (xi) have access to any lockbox or postal box into which such Obligor's or Parent's mail is deposited; (xii) endorse such Obligor's or Parent's name upon any items of payment or proceeds thereof and deposit the same in Lender's account on account of any of the Obligations;
(xiii) endorse such Obligor's or Parent's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (xiv) sign such Obligor's or Parent's name on any verification of Accounts and notices thereof to account debtors.



                                  ARTICLE VIII
                          EVENTS OF DEFAULT; REMEDIES

        SECTION 8.01. Events of Default. The following events shall each constitute an "Event of Default":

        (a) Obligor or Parent shall fail to pay the principal of or interest on any Loan made to it or any other amounts payable by it hereunder or under any of the other Loan Documents when due, whether as scheduled, at a date fixed for prepayment, by acceleration or otherwise, and such failure with respect to the payment of principal or interest shall continue for five (5) Business Days and with respect to any other amounts payable hereunder or under any of the other Loan Documents, shall continue for ten (10) Business Days; or

        (b) any Loan Party shall fail to observe or perform any other covenant, condition or agreement to be observed or performed by any Loan Party in any of the Loan Documents or solely with respect to any Obligor or Parent, in any material agreement of such Obligor or Parent, the failure to comply with which would result in a Material Adverse Effect, and such Obligor, Guarantor or Parent, as applicable, fails to cure such breach within ten Business Days after written notice thereof unless the breach relates to a covenant contained in
Section 5.04, in which case no grace period shall apply; or

        (c) any representation or warranty made by any Loan Party in connection with this Agreement or any other Loan Document, or the Loans or any statement or representation made in any report, certificate, financial statement or other instrument (other than the operating budgets provided pursuant to Section 5.06(j) as to which this paragraph (c) shall be inapplicable) furnished by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

        (d) any Loan Party shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money in an amount in excess of $500,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default or event under any agreement or instrument relating to any such indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness in an amount in excess of $500,000; or any such indebtedness in an amount in excess of $500,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

        (e) any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Loan Party or for a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) admit in writing its inability or fail generally to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take any action for the purpose of effecting any of the foregoing; or

        (f) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against any Loan Party or any Loan Party takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against any Loan Party (but not instituted by such Loan Party), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for any Loan Party or any substantial part of its property) shall be granted or shall occur; or

        (g) any Loan Party becomes "insolvent" (as defined in Section 1.01 of the Federal Bankruptcy Code); or

        (h) a Termination Event occurs which Lender in good faith believes would have a Material Adverse Effect on any Loan Party; or

        (i) the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and Lender in good faith believes that the approval of such waiver could subject either any Loan Party or any ERISA Affiliate to material liability; or

        (j) any of the Authorizations or any other license, authorization or other governmental consent or approval necessary for the continuing operation of any System or any other material authorization or approval of or material filing with the FCC, the PUC or any other Governmental Authority necessary for the continuing conduct by any Obligor of its Business and operations, shall not be obtained as and when required to permit any Obligor to conduct its Business substantially as then being conducted and to perform its material obligations under the Loan Documents, or shall cease to be in full force and effect, which in respect of any of the Authorizations shall occur when an order revoking or terminating any said Authorizations shall be issued, or the FCC, the PUC or any other governmental authority having jurisdiction over any such Authorizations shall, prior to the termination thereof decide, not to renew any such Authorizations, and any such event or events shall result in a Material Adverse Effect on the Parent and the Obligors taken as a whole; or

        (k) the FCC or the PUC, by final order, determines that the existence or performance of this Agreement or any other Loan Document will result in a revocation, suspension or material adverse modification of any of the Authorizations necessary for the continuing conduct of any Obligor's Business, and any such determination shall result in a Material Adverse Effect on the Parent and the Obligors taken as a whole; or

        (l) for any reason any Loan Document shall not be in full force and effect or shall not be enforceable, or any Lien granted pursuant thereto shall fail to be perfected or to have its intended priority other than as a result of the failure by Lender to file any financing statement, continuation statement or upon being informed by any Obligor of the need to do so, any amendment to a financing statement, or any party thereto other than Lender shall contest the validity of any lien granted under, or shall disaffirm its obligations under any Loan Document; or

        (m) a judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any one time shall have been rendered against one or more of the Loan Parties, collectively, and the same (A) if for payment of $500,000 or more, shall not have been discharged within forty-five (45) days after the entry thereof or no insurer shall have admitted its full liability in writing with respect to such judgment or judgments, (B) if for the payment of less than $500,000, shall have remained unsatisfied and in effect for any period of forty-five days during which no stay of execution shall have been obtained or no insurer shall have admitted its full liability in writing therefor; or

        (n) for any reason, any Loan Party ceases to operate its Business or own any of its Authorizations necessary for the continuing conduct of its Business; or

        (o) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting its Business or any other material part of its business affairs, and only if such Loan Party is contesting such order in good faith by appropriate proceedings, such order shall remain undismissed or unstayed for a period of forty-five (45) days; or

        (p) any liabilities, costs, expenses, damages, fines or penalties are assessed against any Loan Party which could reasonably be expected to have a Material Adverse Effect on the Parent and the Obligors taken as a whole, arising out of or related to (i) any failure to take Remedial Action in response to a Release or threatened Release at any location of any Contaminant into the indoor or outdoor environment or (ii) any material violation of any environmental, health or safety requirement of law.

        SECTION 8.02. Termination of Commitment; Acceleration. Upon the occurrence and at any time during the continuance of any Event of Default, Lender may:

        (a) by notice to the Parent, terminate Lender's Commitment to Parent to make Loans hereunder; or

        (b) declare the Obligations to be immediately due and payable, whereupon the Obligations shall be immediately due and payable without notice of any kind, provided, however, that if an Event of Default described in
Section 8.01(f) shall exist or occur, all of the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable.

        SECTION 8.03. Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by the Parent and the Obligors. The Parent and the Obligors also waive the benefit of all valuation, appraisal and exemption laws.

        SECTION 8.04. Rights and Remedies Generally. If an Event of Default occurs and is continuing, Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in all jurisdictions where the Collateral is located or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after the occurrence of an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on any Obligor's or Parent's premises, at such Obligor's expense, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on any Obligor's or Parent's premises, at such Obligor's or Parent's expense, or elsewhere, on such occasion or occasions as Lender may see fit.

        SECTION 8.05. Entry Upon Premises and Access to Information. If an Event of Default occurs and is continuing, Lender shall have the right to enter upon the premises of any Obligor or Parent where the Collateral is located (or is believed to be located) without any obligation to pay rent to any Obligor or Parent, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, and/or Lender may require any Obligor or Parent to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. If an Event of Default occurs and is continuing, Lender shall have the right to obtain access to any Obligor's or Parent's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in such manner as Lender deems appropriate.

        SECTION 8.06. Sale or Other Disposition of Collateral by Lender. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is given in accordance with the provisions of Section 9.01, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice to the Obligors and Parent of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Lender shall account to the Obligors and Parent for any surplus realized upon such sale or other disposition, each of the Obligors shall remain liable for any deficiency attributable to its Obligations, and Parent shall remain liable for the full amount of any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. The Obligors and Parent agree that Lender has no obligation to preserve rights to the Collateral against any other parties. In connection with Lender's exercise of any remedies pursuant to this Section 8.06, Lender is hereby granted a license or other right to use, without charge, any Obligor's or Parent's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, and the Obligors' and Parent's rights under all licenses and all franchise agreements shall inure to Lender's benefit (to the extent not prohibited under the applicable agreements) until the Obligations are paid in full.

        SECTION 8.07. Governmental Approvals. In connection with the enforcement by Lender of any remedies available to it as a result of any Event of Default, the Loan Parties shall join and cooperate fully with, at the request of Lender, any receiver referred to below and/or the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which Lender may believe relevant to such application) with the FCC, the PUC and all applicable federal, state and local Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of any System and/or (ii) the transfer of control of any Obligor or assignment of all licenses, certificates, Authorizations, approvals and permits, issued to any Obligor by the FCC, any PUC or any other Governmental Authorities with respect to any Obligor's System and the operation thereof, to Lender, the receiver or to the successful bidder or bidders. In connection with the foregoing, each Loan Party shall take such further actions, and execute all such instruments, as Lender may reasonably deem necessary or desirable. The Loan Parties agree that Lender may enforce any obligation of the Loan Parties as set forth in this paragraph by an action for specific performance. In addition, each Obligor hereby irrevocably constitutes and appoints Lender and any agent or officer thereof (which appointment is coupled with an interest) as its true and lawful attorney-in-fact with full irrevocable power and authority and in the place and stead of such Obligor and in the name of such Obligor or in its own name, from time to time in its discretion after the occurrence and during the continuance of an Event of Default and in connection with the foregoing, for the purpose of executing on behalf and in the name of such Obligor any and all of the above-referenced instruments and to take any and all appropriate action in furtherance of the foregoing. The exercise of any rights or remedies hereunder or under any other Loan Document by Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending the receipt of any PUC or FCC approval, no Loan Party shall do anything to delay, hinder, interfere or obstruct the exercise of Lender's rights or remedies hereunder in obtaining such approvals.

        SECTION 8.08. Appointment of Receiver or Trustee. In connection with the exercise of its remedies under this Agreement, Lender may, upon the occurrence of an Event of Default, obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial, FCC, PUC or other Governmental Authority, consents or approvals, control of or ownership of any of the Authorizations of any Obligor. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to Lender under this Agreement. Upon the appointment of such trustee or receiver, the affected Obligor(s) and other Loan Parties agree to cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution and filing of an application to the FCC of any PUC for consent to the transfer of control or assignment of the Authorizations of such Obligor(s) to the receiver or trustee.

        SECTION 8.09. Lender Not Liable. Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral or of any instrument received in payment therefor or for any damages resulting therefrom (except to the extent the same shall be finally adjudicated or otherwise conclusively determined to have been caused solely by gross negligence or willful misconduct of Lender). Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission of any kind made in the settlement, collection or payment of any of the Collateral. The costs of collection and enforcement, including but not limited to reasonable counsel fees and out-of-pocket expenses, shall be borne solely by the Obligors and Parent whether the same are incurred by Lender or the Obligors or Parent.

        SECTION 8.10. Right of Set-off. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to any Loan Party (except as may be required by applicable law), upon the occurrence of an Event of Default, to set-off and apply against the amount of any Obligation that is then due and payable, and to hold for set-off and application against Obligations that will subsequently become due and payable (and to set-off and apply against the amount of such Obligation as it becomes due and payable, whether in accordance with its terms or by acceleration, demand or otherwise), any amount owing from Lender or any Affiliate of Lender to any Loan Party. Lender agrees promptly to notify the Loan Parties after any such set-off and application made by Lender or any Affiliate of Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The Loan Parties hereby agree that the foregoing provisions are intended to be construed so as to satisfy the requirements of
Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).


                                   ARTICLE IX
                                 MISCELLANEOUS

        SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by a courier service of recognized standing (specifying one (1) day delivery) or by hand delivery, or by registered or certified mail, postage prepaid, return receipt requested or by telecommunications device capable of creating a written record, addressed, if to any Loan Party, to: Brooks Fiber Properties Inc., 425 Woods Mill Road South, Suite 300, Town & Country, MO 63017, Attention: Chairman of the Board (telecopy no. 314/878-3211), with a copy to Bryan Cave, 211 North Broadway, Suite 3600, St. Louis, MO 63102-2750, Attention: John P. Denneen, Esq. (telecopy no. 314/259- 2020), and if to Lender, c/o AT&T Capital Corporation/Capital Markets Division, 44 Whippany Road, Morristown, NJ 07962-1983, Attention: Vice President - Credit (telecopy no. (201) 397-4368, confirmation no. (201) 397-3482, with a copy to AT&T Capital Corporation/ Capital Markets Division at 44 Whippany Road, Morristown, NJ 07962-1983,
Attention: Chief Counsel (telecopy no. (201) 397-3165, confirmation no. (201) 397- 4190). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) five days after mailing in the United States mails when sent by registered or certified mail, postage prepaid, return receipt requested, or (b) upon receipt, if by courier service, by hand delivery or any above described telecommunications device, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

        SECTION 9.02. No Waivers; Amendments. (a) No failure or delay of Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.

        (b) Neither this Agreement nor any other Loan Documents may be amended or modified except pursuant to an agreement or agreements in writing executed by the Loan Parties and Lender.

        SECTION 9.03. Governing Law and Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. THE LOAN PARTIES AND LENDER CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

        SECTION 9.04. Expenses; Documentary Taxes. The Obligors and Parent will pay and have joint and several liability for all reasonable out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation and execution of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), the administration of the Loan Documents, the creation, perfection, priority or protection of the Liens in the Collateral, and the enforcement of the rights of Lender in connection with this Agreement, any other Loan Documents or the Collateral, including all reasonable attorneys' fees and related expenses and costs. The Loan Parties agree that they shall indemnify Lender from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document.

        SECTION 9.05. Equitable Relief. The Loan Parties recognize that, in the event that any of them fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or any other Loan Document, any remedy at law may prove to be inadequate relief to Lender; therefore, the Loan Parties agree that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        SECTION 9.06. Indemnification; Limitation of Liability. (a) The Loan Parties jointly and severally agree to protect, indemnify and hold harmless Lender and each of its officers, Affiliates, directors, employees, attorneys, accountants, representatives and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of Loans, the management of such Loans or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans hereunder (collectively, the "Indemnified Matters"); provided that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to Indemnified Matters (i) caused by or resulting from the willful misconduct or gross negligence of such Indemnitee or (ii) resulting from claims (other than by any Loan Party or any Affiliate thereof or any other Person acting at the direction of or in consent with any Loan Party or any Affiliate thereof) that Lender is not permitted under applicable law to enter into the transactions contemplated by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Loan Parties shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

        (b) To the extent permitted by applicable law, no claim may be made by any Loan Party or any other Person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys, accountants, representatives or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any of the Loan Documents or any act, omission or event occurring in connection therewith; and the Loan Parties hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, directors, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for its or their own gross negligence or willful misconduct.

        SECTION 9.07. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by any Loan Party in any Loan Document survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Obligations until repayment in full of all Obligations.

        SECTION 9.08. Successors and Assigns. No Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. If no Event of Default or Default has occurred and is continuing, Lender may assign or transfer any of its rights or obligations hereunder only to a bank, financial institution or financing company which in the ordinary course of its business accepts assignments of loans or assumes obligations to make loans from third parties. No such restriction shall be applicable to Lender if an Event of Default or Default has occurred and is continuing. In the event of any assignment or transfer by Lender of any of its rights or obligations hereunder, Lender shall give prompt written notice thereof to the Loan Parties and, prior to any assignment or transfer by Lender of any then existing, unexpired and effective Commitment, Lender shall either
(i) obtain the prior written consent of the Loan Parties to such assignment or transfer, which consent shall not be unreasonably withheld or (ii) agree in writing with the Loan Parties to remain secondarily liable for such Commitment. This Agreement shall be binding upon and inure to the benefit of the Loan Parties and Lender and their respective successors and permitted assigns.

        SECTION 9.09. Severability. In case any one or more of the provisions contained in this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

        SECTION 9.10. Cover Page, Table of Contents and Section Headings. The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

        SECTION 9.11. Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatures thereof and hereto were upon the same instrument.

        SECTION 9.12. Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuance of any Event of Default, the Parent and the Obligors irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Lender from the Parent or the Obligors or with respect to any of the Collateral, and the Parent and the Obligors do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times thereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as Lender may reasonably deem advisable, notwithstanding any entry by Lender upon any of its books and records.

        SECTION 9.13. Marshalling; Payments Set Aside. Lender shall be under no obligation to marshall any assets in favor of any Obligor or Parent or any other party or against or in payment of any or all of the Obligations. To the extent that any Obligor or Parent makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        SECTION 9.14. SERVICE OF PROCESS. EACH LOAN PARTY WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO ANY LOAN PARTY AT THE ADDRESS INDICATED IN SECTION 9.01 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER SAME SHALL HAVE BEEN POSTED AS AFORESAID.

        SECTION 9.15. WAIVER OF JURY TRIAL. EACH LOAN PARTY AND LENDER EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER, AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH LOAN PARTY AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        SECTION 9.16. Confidentiality. (a) No Loan Party shall at any time before or after payment in full and satisfaction of all of the Obligations, reveal, divulge or make known, or knowingly permit to be so revealed, divulged or made known, to any Person (including persons within its own organization who do not have a definite need to know for the purpose of performance of this Agreement), the terms or conditions of this Agreement or any document or agreement now or hereafter executed in connection herewith, provided that the foregoing shall not apply to information required to be disclosed by applicable law or by order of a court of competent jurisdiction or in connection with any governmental investigation (in each case to the extent disclosure is required, but no further) so long as such Loan Party notifies the Lender in writing of any circumstances of which such Loan Party is aware that may lead to such a requirement or order, so as to allow Lender to take steps to contest such order or investigation.

        (b) The parties hereto recognize and acknowledge that, in connection with the transactions contemplated by this Agreement and the other Loan Documents, Lender necessarily will need to acquire, consider and analyze certain information about the Loan Parties and their respective Affiliates and advisors ("Borrower Parties") and the Systems and the respective Businesses which the Borrower Parties regard as valuable and confidential and identified in writing as such by any Loan Party (the "Confidential Information"). The Lender agrees that it shall use the Confidential Information solely for purposes of the transactions contemplated by this Agreement and the other Loan Documents and that the Confidential Information will be kept confidential by Lender and that Lender will not disclose any of the Confidential Information to any Person; provided, however, that such confidentiality obligation shall not apply to (i) any information disclosed to Persons employed by or expected to become engaged in evaluating, approving, structuring, auditing or administering the Loans or Obligations hereunder who agree to comply with this Section 9.16, including, without limitation, the Lender's representatives, attorneys, advisors, accountants, consultants and rating agencies, (ii) any information which is or becomes available to the Lender from a source other than the Loan Parties,
(iii) any information which is or becomes available to the public other than as a result of disclosure by Lender or its above-described representatives or agents, (iv) any information required or requested by any Governmental Authority or representative thereof or pursuant to legal process, or (v) any information in connection with the exercise of any remedy under the Loan Documents; and provided, further, that nothing herein shall prevent Lender from disclosing such information to any bona fide assignee, transferee or participant or prospective assignee, transferee or participant or any of their respective representatives that have agreed to comply with this Section 9.16 in connection with the contemplated assignment or transfer of any Loans hereunder or participation therein.

        SECTION 9.17. Entire Agreement, etc. This Agreement (including all schedules and exhibits referred to herein), the Notes and all other Loan Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                     BROOKS FIBER PROPERTIES, INC.

                                     BROOKS FIBER COMMUNICATIONS OF
                                     SACRAMENTO, INC.

                                     BROOKS FIBER COMMUNICATIONS OF
                                     SAN JOSE, INC.

                                     BFC COMMUNICATIONS, INC.

                                     BROOKS FIBER COMMUNICATIONS-LD, INC.

                                     BROOKS FIBER COMMUNICATIONS OF
                                     CALIFORNIA, INC.

                                     BROOKS FIBER COMMUNICATIONS OF
                                     CONNECTICUT, INC.

                                     BROOKS FIBER COMMUNICATIONS OF
                                     MASSACHUSETTS, INC.

                                     BROOKS FIBER COMMUNICATIONS OF
                                     RHODE ISLAND, INC.

                                     BROOKS FIBER COMMUNICATIONS-
                                     NORTHEAST, INC.

                                     BROOKS FIBER COMMUNICATIONS OF
                                     OKLAHOMA, INC.

                                     SILICON VALLEY FIBER, L.L.C.


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________
                                     On behalf of each of the above Loan Parties

                                     AT&T CREDIT CORPORATION


                                     By: __________________________________
                                     Name: ________________________________
                                     Title:  ______________________________